UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2021

Date of Report (Date of earliest event reported)

GREENCITY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39404	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Eshan Road, Floor 6, Pudong New District, Shanghai, China	200120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 21-20257919

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share	GRCYU	The Nasdaq Stock Market LLC
Ordinary Share	GRCY	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half ordinary share	GRCYW	The Nasdaq Stock Market LLC

 Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2021, the Company received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that Greencity Acquisition Corporation (the “Company”) is not in compliance with Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing of the Company’s stock on Nasdaq, and it states that the Company is required to submit a plan to regain compliance with Rule 5250(c)(1) within 60 calendar days from the date of the Notice. If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-Q to regain compliance.

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense.

On July 26, 2021, the Company filed the Form 10-Q.

On August 9, 2021, the Company issued a press release announcing that it has regained compliance with Rule 5250(c)(1) following its receipt of the Notice from Nasdaq on August 6, 2021. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2021, Mr. Jianmin Yu resigned as Chief Financial Officer of the Company. Mr. Yu’s resignation was for personal reasons and was not due to any disagreement with the Company. On August 9, 2021, the board of directors of the Company (the “Board”) appointed Ms. Panyan Yu to serve as the Chief Financial Officer of the Company, effective immediately.

Ms. Panyan Yu, age 30, has been a certified public accountant since May 2020 in Shanghai Pujiang Certified Public Accountants, which focuses on corporate and government audit. From March 2019 to April 2020, Ms. Yu served as a Senior Investment Manager at Tojoy Holding, which focuses on investment and post-investment management. From July 2017 to March 2018, Ms. Yu joined Datong Securities, which focuses on IPO, re-finance and bond issuance. Ms. Yu received her bachelor degree from The University of Nottingham, Ningbo China, and was licensed as a CPA since 2016. Ms. Yu’s professional career over pass eight years has been in accounting and investment management roles at both Chinese and foreign companies. We believe Ms. Yu is well qualified to serve as our Chief Financial Officer because of her extensive experience and strong expertise in finance and investment.

On August 9, 2021, Mr. Yong Li resigned as a director of the Company. Mr. Li’s resignation was for personal reasons and was not due to any disagreement with the Company. On August 9, 2021, the Board appointed Anxin Wang to serve as a member of the Board and a member of the audit committee and compensation committee, and as chairman of the audit committee of the Board, effective immediately.

Dr. Anxin Wang, age 46, has served as General Manager of Strategic Development Division of Zhenyan Asset Management Company, in China since July 2020. From March 2018 to July 2020, Dr. Wang served as the Chairman of the Investment and Financing Committee of Deepblue Technology Company in China. From February 2017 to February 2018, Dr. Wang served as Director of Industry Research in Pengxin Global Resource Company, a listed company in China (stock code:600470). From April 2016 to February 2017, Dr. Wang served as senior director of Strategic Development Center of Xiexin Holding Group in China. From June 2014 to April 2016, Dr. Wang served as General Manager of Research and Development Center of Zhongtai Trust Company Ltd. Dr. Wang received his Bachelor of Economics degree from Shanghai University in 1998, Master of Financial degree from East China Normal University in 2001, and Doctor of Financial degree from Fudan University in 2006. We believe Dr. Wang is well qualified to serve on our board of directors and Chairman of Audit Committee because of his extensive business and management experience in China.

There are no family relationships between Ms. Yu, Dr. Wang and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Yu as well as Dr. Wang that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On August 9, 2021, the Company issued a press release announcing that it has regained compliance with Rule 5250(c)(1) following its receipt of the Notice. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Title
99.1	Press Release, dated August 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of August 9, 2021 by the undersigned hereunto duly authorized.

Greencity Acquisition Corporation

By:	/s/ Jinlong Liu
Jinlong Liu
Chief Executive Officer